Exhibit 32.2
SECTION 1350 CERTIFICATION
I, Kevin J. Hough, Chief Financial Officer, U.S. Silica Holdings, Inc. (the “Company”), hereby certify, on the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

i.
The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 3, 2023

/s/ KEVIN J. HOUGH
Name: Kevin J. Hough
Title: Executive Vice President and Chief Financial Officer
A signed copy of this original statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.